Marked to show changes from Amendment No.1 to SB-2


                                                     Registration No. 333-135495

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      NEWTOWN LANE MARKETING, INCORPORATED
                 (Name of small business issuer in its charter)

       Delaware                         2050                        20-3547231
(State or Jurisdiction           (Primary Standard                (IRS Employer
   of Incorporation                  Industrial                   Identification
   or Organization)                Classification                     Number)
                                    Code Number)

                                 33 Newtown Lane
                          East Hampton, New York 11937
                                 (212) 561-3626
          (Address and telephone number of principal executive offices)

                                 33 Newtown Lane
                          East Hampton, New York 11937

                    (Address of principal place of business)

                    Richard M. Cohen, Chief Executive Officer
                      Newtown Lane Marketing, Incorporated
                                 33 Newtown Lane
                          East Hampton, New York 11937
                                 (212) 561-3626
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Vincent J. McGill, Esq.
                             Eaton & Van Winkle LLP
                            3 Park Avenue, 16th Floor
                            New York, New York 10016
                                 (212) 779-9910

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated ________ ___, 2006

                                2,234,984 Shares
                      NEWTOWN LANE MARKETING, INCORPORATED
                                  Common Stock

      Before this offering there has been no public market for our common stock.

      We are offering a minimum ("Miminum") of 800,000 shares and a maximum ("Maximum") of 1,600,000 shares of our common stock, $.001 par value per share ("Common Stock"), in a direct public offering (sometimes referred to as the "direct offering") with Public Securities Inc. as our placement agent. The offering price is $0.25 per share. In the event the shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days.

      In addition to our direct offering, we are registering 634,984 shares of Common Stock held by 34 selling stockholders. The selling stockholders will sell at a price of $0.25 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

      No public market currently exists for our shares. Our Common Stock is presently not quoted on the OTC Bulletin Board or traded on any national securities exchange or the NASDAQ Stock Market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market but will apply to have the Common Stock quoted on the OTC Bulletin Board.

      AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6 OF THIS PROSPECTUS.

DIRECT OFFERING:


                                                             Total if Minimum Sold        Total if Maximum Sold
                                         Per Share             (800,000 shares)            (1,600,000 shares)
                                         ---------             ----------------            ------------------
Public Offering Price                     $ 0.25                   $200,000                     $400,000


Placement Agent Commissions               $0.025                   $ 20,000                     $ 40,000

Proceeds to Newtown Lane
Marketing (before additional
expenses)(1)                              $0.225                   $180,000                     $360,000

----------

(1) Additional expenses include a non-accountable expense allowance to the placement agent equal to 2% of the gross proceeds from the direct offering and an estimated $30,000 for legal, accounting, printing and miscellaneous expenses.

      Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

      No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                The Date of this Prospectus is ________________.

Dealer Prospectus Delivery Obligation

      Until 90 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  6
WHERE YOU CAN FIND MORE INFORMATION                                          11
USE OF PROCEEDS                                                              12
DETERMINATION OF OFFERING PRICE                                              13
SELLING SECURITY HOLDERS                                                     15
PLAN OF DISTRIBUTION                                                         20
LEGAL PROCEEDINGS                                                            23
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND
EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS                           25
DESCRIPTION OF SECURITIES                                                    26
LEGAL MATTERS                                                                27
EXPERTS                                                                      28
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                    28
DESCRIPTION OF BUSINESS                                                      29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    32
CERTAIN RELATIONSHIPS AMD RELATED TRANSACTIONS                               34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     35
EXECUTIVE COMPENSATION                                                       35
FINANCIAL STATEMENTS                                                         F-1

                               PROSPECTUS SUMMARY

Our Business

      Newtown Lane Marketing, Incorporated (the "Company" or "we") is a start-up stage company. We have had no revenues as of the end of our most recent fiscal year and we have only recently begun operations. Effective November 21, 2005, we entered into a License Agreement (the "License Agreement") with Dreesen's Enterprises, Inc. The License Agreement grants to us the non-exclusive right to use the Dreesen's name throughout the United States to market and promote Dreesen's Famous Donuts, and the exclusive right throughout the United States (except in the states of Florida and Pennsylvania, where we were granted non-exclusive rights, and the county of Suffolk, which Dreesen's retained for itself) to grant sublicenses to others to use the Dreesen's name and to make and distribute Dreesen's Famous Donuts using Dreesen's secret recipe mix, shortening and doughnut sugar. The License Agreement has an initial term of two years, until December 31, 2007, but, at our option, may be extended for two additional terms of two years each, provided that at the end of each term we have at least 100 sublicensees and are otherwise in compliance with the material terms of the License. The License Agreement requires that we purchase from Dreesen's all Start-Up Kits at a price of $9,000 each, subject to increase.

      Our principal offices are located at 33 Newtown Lane, East Hampton, New York 11937, and our telephone number is (212) 561-3626. We were incorporated in the State of Delaware on September 26, 2005.

The Offering

      Assuming 100% of our direct offering is sold, the 2,234,984 common shares registered under this Prospectus will represent approximately 33% of our issued Common Stock. Both before and after the offering, our current directors and officers will control the Company. As of August 16, 2006 Richard M. Cohen (our Chief Executive Officer and a Director), Sir John Baring (our Chairman of the Board), Brad Burde (our Secretary and Treasurer) and Vincent J. McGill (a director) together owned an aggregate of 2,547,800 shares of Common Stock, representing approximately 50% of our issued Common Stock prior to this offering. Even if 100% of our direct offering is sold, they will together own approximately 38% of the outstanding Common Stock.

      The following is a brief summary of our offering:

Securities         o  through a direct public offering, up to 1,600,000 shares
Offered            o  634,984 common shares held by 34 selling stockholders
                   o  the minimum offering is 800,000 shares

Offering Price     We are offering the shares at a price of $0.25 per share.
per Share          This price was determined by our Board of Directors based
                   primarily on the $0.35 conversion price per share of the $960,000 principal amount of 10% convertible notes (the
                   "December Notes") which we sold in our private placement commencing December 2005 (the "December Private Placement").

                   The selling stockholders can sell the shares at an initial price of $0.25 and thereafter at any price.

Offering Period    The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds       Approximately $146,000, assuming half of our direct offering is sold. Approximately $322,000, assuming we sell all 1,600,000 shares through our direct offering.
                   We will not receive any proceeds from the sale of shares by the selling stockholders.

Use of Proceeds    We will use the proceeds to continue marketing efforts and for general working capital.

Number of Shares   There are 5,107,784 shares of Common Stock outstanding as of
Outstanding        August 16, 2006. However, if the outstanding options to
Before the         purchase 1,250,000 shares of Common Stock are exercised, and
Offering           the $960,000 principal amount of December Notes are converted at the conversion price of $0.35 per share (assuming no interest is paid in shares), there would be 9,100,641 shares outstanding as of August 16, 2006.

Number of Shares   We will have the following number of shares issued and
Outstanding After  outstanding after this offering:
the Offering
                   o  5,907,784 if we sell 50% (the Minimum) of our direct
                      offering
                   o  6,707,784 if we sell 100% (the Maximum) of our direct
                      offering

Financial Summary Information

      The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management's Discussion and Analysis" below and the accompanying Financial Statements of the Company and related notes included elsewhere in this Prospectus.

Income Statement Data

--------------------------------------------------------------------------------
                               Accumulated from September
                                26, 2005 (inception) to         April 1, 2006 to
                                     June 30, 2006               June 30, 2006
--------------------------------------------------------------------------------

Revenue                                $ 30,500                    $  30,500
--------------------------------------------------------------------------------

Expenses                               $ 822,410                   $ 458,936
--------------------------------------------------------------------------------

Net Loss                               $(791,910)                  $(428,436)
--------------------------------------------------------------------------------

Balance Sheet Data

--------------------------------------------------------------------------------
                                     March 31, 2006               June 30, 2006
--------------------------------------------------------------------------------
Working Capital                         $697,308                     $534,776
--------------------------------------------------------------------------------
Total Assets                            $827,936                     $645,300
--------------------------------------------------------------------------------
Total Liabilities                       $947,657                     $918,512
--------------------------------------------------------------------------------

                                  RISK FACTORS

      The reader should carefully consider each of the risks described below. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and the trading price of the Common Stock could decline significantly.

LACK OF OPERATING HISTORY; NO ASSURANCE OF SUCCESS; NEED FOR ADDITIONAL FUNDS

      We were formed in September 2005 and have no operating or earnings history upon which prospective investors may base an assessment of our prospects for success. We intend to continue our efforts to market and distribute the Start-up Kit and supplies, and to create greater awareness of the opportunity to make and sell Dreesen's Famous Donuts. There can be no assurance that we will successfully complete any of our goals on a timely basis or that we will be able to develop or profitably exploit a market for Start-up Kits.

      We may not be able to operate to the point at which we will be generating positive cash flow and we may require additional cash to achieve our objectives. There is no assurance that such cash as we will need will be available on acceptable terms, if at all. To the extent we raise additional capital by issuing equity securities, ownership dilution to existing shareholders will result. Even if we are successful in our efforts to raise additional cash, there is no assurance that we will achieve our business objectives or operate profitably.

DEPENDENCE ON KEY PERSONNEL

      Our business depends to a significant degree on the continuing contributions of our key management none of whom is required to devote any prescribed amount of time to the affairs of our Company. There can be no assurance that the loss of members of management of the Company would not materially adversely affect our business. We do not have "key-man" life insurance policies on any of our executives.

DEPENDENCE UPON THIRD PARTIES

      Our ability to grow our business is dependant upon our ability to sell Dreesen's Start-up Kits, consisting of a Donut Robot (which is an automatic donut-making machine), recipe mix, shortening, donut sugar and miscellaneous other items. Our business is also dependent upon the ability of our sublicensees (or operators) to successfully grow and develop their businesses relating to Dreeson's Famous Donuts. Our operators may not have the skills, ability or dedication to operate successfully.

      We are also dependent upon third parties for the production of the Donut Robot and other equipment and supplies used by our operators. To date, Dreesen's Enterprises has acquired Donut Robots only from Belshaw Brothers and we have not yet sourced an alternate supplier. Any delay or interruption in the supply of Donut Robots or consumables used by our operators could adversely affect their businesses and ours.

WE MAY BE HARMED BY ACTIONS OF OUR LICENSEES

      The operators to which we intend to sell Start-up Kits and donut mix are independent operators and not employees of ours. The quality of their operations will largely be determined by their skill and dedication. Operators may conduct their businesses in a manner which detracts from the image of "Dreesen's Famous

Donuts." Given that we are not a franchisor, we may have limited ability to control an operator conducting itself in an inappropriate manner, and its operations could negatively impact our reputation and sales.

SUCCESS OF ORIGINAL STORE IS NOT NECESSARILY INDICATIVE OF OUR PROSPECTS FOR SUCCESS

      A number of factors combined to make Dreesen's Famous Donuts a success in the Scoop Du Jour in East Hampton, New York and the limited number of other locations where they are being distributed. There is no guarantee that others will be able to duplicate the success of those currently distributing Dreesen's Famous Donuts.

THE FAILURE OR INABILITY TO ENFORCE DREESEN'S TRADEMARK COULD ADVERSELY AFFECT OUR BUSINESS.

      Dreesen's Enterprises owns certain common law and federally registered trademarks relating to Dreesen's. We believe that these trademarks and other proprietary rights, such as Dreesen's secret recipe, are important to our success. Actions we may need to take to limit imitation by others may not be successful, could be costly and may distract our management from other issues.

THE FOOD SERVICE INDUSTRY IS AFFECTED BY MANY FACTORS BEYOND OUR CONTROL.

      Food service businesses are often affected by changes in consumer tastes, local economic conditions and demographic changes. The performance of individual operators may be adversely affected by traffic patterns and the type, number and location of competing stores. Sales of our operators and our ability to sell Start-up Kits could be adversely affected by consumer tastes, for instance if health or dietary concerns cause consumers to avoid donuts in favor of other foods. Moreover, our success is primary dependent upon a single product. If consumer demand for donuts decreases, our business would be more adversely affected than if we had diversified products.

OUR SUCCESS DEPENDS ON OUR OPERATORS' ABILITY TO COMPETE WITH MANY FOOD SERVICE BUSINESSES.

      Dreesen's Famous Donuts will compete with many well established products offered by food service companies such as donut retailers and bakeries, bagel shops, fast food restaurants, delicatessens, convenience stores and specialty coffee shops. Our success will be dependent upon our ability to convince operators that Dreesen's Famous Donuts can successfully compete against competitive products.

DILUTION

      The per share offering price of the shares being offered hereby exceeds our net tangible book value per share and therefore purchasers of the shares offered hereby will experience immediate and substantial dilution. See "Dilution" below.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

      We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but un-issued shares of Common Stock and the 1,000,000 authorized shares of "blank check" preferred stock. In addition, if a trading market develops for our Common Stock, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute the book value of the Common Stock, and such dilution may be material. Such issuances may also serve to enhance existing management's ability to maintain control of the Company. In addition, our 2006 Stock Incentive Plan allows the issuance of up to 2,000,000 shares of Common Stock. As of June 26, 2006, we had issued options to purchase 1,250,000 shares of Common Stock under such plan.

CONTROL BY EXISTING MANAGEMENT

      Upon completion of this offering, Messrs. Cohen, Burde, Baring and McGill (who are our officers and directors) will continue to own approximately 38% of the outstanding shares of the Company and will be able to control the direction and affairs of the Company.

POTENTIAL CONFLICTS OF INTEREST

      None of our key personnel (See "Business - Employees") is required by contract to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating time among their various business activities. In the course of their other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

      Each officer and director is, so long as he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

      Prior to the date of this prospectus, there has not been any established trading market for our Common Stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our Common Stock on the OTC Bulletin Board. There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our Common

Stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in the Company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

      In addition, our Common Stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the Common Stock. Either of these factors could adversely affect the liquidity and trading price of our Common Stock. Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our Common Stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common Stock.

BECAUSE THE COMMISSION IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN OUR SHARES WHICH ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF THE SHARES TO DECLINE.

      Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the "Exchange Act") which impose additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

WE DO NOT INTEND TO PAY DIVIDENDS AND THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THE COMPANY.

      We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in the Company will need to come through appreciation of the stock's price.

WE INDEMNIFY OUR DIRECTORS AGAINST LIABILITY TO THE COMPANY AND OUR STOCKHOLDERS, AND THE COSTS OF THIS INDEMNIFICATION COULD NEGATIVELY AFFECT OUR OPERATING RESULTS.

      Our bylaws allow for the indemnification of Company officers and directors in regard to their carrying out the duties of their offices. The bylaws also allow for reimbursement of certain legal defenses.

      As to indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), for directors, officers or persons controlling the Company, we have been informed that in the opinion of the Commission such indemnification is against public policy and unenforceable.

      Since our directors and officers are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to ensure that meet the standards required by law to properly carry out their duties, which could have a negative impact on our operating results. Also, if any director or officer claims against the Company for indemnification, the costs could have a negative effect on our operating results.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY LOW VOLUME FLOAT.

      If a market develops for our shares, substantial sales of our Common Stock, including shares issued upon the exercise of outstanding options and warrants, in the public market, or the perception that these sales could occur, may have a depressive effect on the market price of our Common Stock. Such sales or the perception of such sales could also impair our ability to raise capital or make acquisitions through the issuance of our Common Stock.

IF A MARKET DEVELOPS FOR OUR SHARES, RULE 144 SALES MAY DEPRESS PRICES IN THAT MARKET.

      All of the outstanding shares of our Common Stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act.

      As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders because the OTC Bulletin Board (if and when our shares are listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

      For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

WE MAY ISSUE SHARES OF PREFERRED STOCK HAVING GREATER RIGHTS THAN OUR COMMON STOCK.

      Our certificate of incorporation authorizes our Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued may rank ahead of our Common Stock, with respect to dividends, liquidation rights and voting rights, among other things.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, a registration statement on Form SB-2, under the Securities Act for the Common Stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      If a contract or document descried in this prospectus is filed as an exhibit to the registration statement, you should review the exhibits themselves for a more complete understanding of the contract or document.

      The registration statement and other information which we may file may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC as we intend to be doing. We will be required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended. We will be filing reports such as annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. We intend to furnish our stockholders with annual reports containing audited financial statements and other reports as we think appropriate or as may be required by law.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

      We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

                                 USE OF PROCEEDS

      Our direct offering is being made through our placement agent, Public Securities, Inc., with a minimum of $200,000 (or 800,000 shares) and a maximum of $400,000 (or 1,600,000 shares). The table below sets forth the use of proceeds if 50% (the Minimum) or 100% (the Maximum) of our direct offering is sold.

              ----------------------------------------------------------
                                            50%                   100%
              ----------------------------------------------------------
              Gross proceeds             $200,000               $400,000
              ----------------------------------------------------------
              Offering expenses            54,000                 78,000
              ----------------------------------------------------------
              Net proceeds               $146,000               $322,000
              ----------------------------------------------------------

      The net proceeds will be used approximately as follows:

              ----------------------------------------------------------
                                            50%                   100%
              ----------------------------------------------------------
              Marketing expenses         $ 73,000               $161,000
              ----------------------------------------------------------
              General working            $ 73,000               $161,000
              capital
              ----------------------------------------------------------

      Offering expenses for the direct offering consist of (i) a commission to the placement agent equal to 10% of gross proceeds from the direct offering,
(ii) a non-accountable expense allowance to the placement agent equal to 2% of the gross proceeds from the direct offering, and (iii) additional expenses estimated to be $30,000, consisting of the following: : $15,000 for legal fees; $14,000 for accounting fees, $300 for printing and marketing expenses and $700 for miscellaneous expenses relating to the offering including SEC filing fees.

      In connection with our direct offering, we will also issue a warrant to the placement agent to purchase the number of shares of our Common Stock equal to 10% of the number of shares sold in our direct offering, exercisable at $0.35 per share.

      The net proceeds from this offering will be used to pay for continuing marketing activities and working capital. If necessary, we may seek to raise additional financing. To the extent we raise cash by offering equity securities, our existing shareholders will be diluted. If we are unsuccessful in our efforts to generate positive cash flow we will not be able to maintain our operations.

      We will not receive any of the proceeds from the selling stockholders' sale of the shares offered under this prospectus.

                         DETERMINATION OF OFFERING PRICE

      We are not selling any of the 634,984 shares of Common Stock that we are registering on behalf of selling stockholders. Such shares of Common Stock will be sold by the selling security holders listed in this prospectus. The selling stockholders will sell at a price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In our direct offering, we are selling up to 1,600,000 shares of Common Stock at the price of $0.25 per share.


      There is no established public market for the common stock being registered. The $960,000 principal amount convertible promissory notes which we issued in the December Private Placement are convertible into shares of Common Stock at $0.35 per share. We selected $0.25 per share as the offering price in this offering, reflecting a discount from the conversion price of the December Notes. We believe such a discount is necessary because of our lack of business development, resulting in a corresponding decrease in market demand for our securities, and also because market conditions have changed unfavorably for our securities since our December Private Placement.


      The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the other factors considered were:

o     our lack of operating history;

o     the proceeds to be raised by the direct offering;

o the amount of capital to be contributed by purchasers in the direct offering in proportion to the amount of stock to be retained by our existing shareholders; and

o     our cash requirements.

Dilution of the Price you Pay for Your Shares

      Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.


      The initial subscribers for the Common Stock purchased an aggregate of 3,000,000 shares for an aggregate of $75,000 or $0.025 per share. We have also issued an aggregate of 1,559,200 shares of Common Stock for services. The investors in the Company's December Private Placement of 10% convertible promissory notes invested an aggregate of $960,000, or approximately $0.29 per share, for notes convertible into an aggregate of 2,742,858 shares of Common

Stock. For participating in the December Private Placement, the investors also received an aggregate of 548,584 additional shares of Common Stock for no additional consideration. Assuming the conversion of the December Notes, and not taking into account the value of any services for which shares of Common Stock were issued, the holders of our Common Stock prior to this offering paid on average $0.13 per share of Common Stock.


If 100% of the shares are sold:

      Giving effect to 100% of this direct offering (and assuming offering expenses described in "Use of Proceeds", above, and assuming our assets and liabilities are as set forth in our balance sheet as of June 30, 2006), after giving effect to the conversion of the December Notes into Common Stock, we would have a net tangible book value of $881,776 for the 9,450,641 shares to be outstanding, or approximately 9(cent) per share. The amount of dilution you will incur will be $0.16 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.09 per share. After completion of this offering, if 1,600,000 shares are sold, you will own approximately 16.9% of the total number of shares (assuming the conversion of the December Notes) then outstanding for which you will have made a cash investment of $400,000, or $0.25 per share.

If 50% of the shares are sold:

      Assuming the conversion the December Notes, upon completion of 50% of our direct offering, we will have a net tangible book value of the $705,776 for the 8,644,642 shares to be outstanding, or approximately $0.08 per share. The amount of dilution you will incur will be $0.17 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.08 per share. After completion of the Minimum level of the direct offering, if 800,000 shares are sold, you will own approximately 9.2% of the total number of shares (assuming the conversion of the December Notes) then outstanding for which you will have made a cash investment of $200,000, or $0.25 per share.

      The following table compares the differences of your investment in our shares with the investment of our existing stockholders (assuming the conversion of the December Notes).

Existing stockholders if all of the shares are sold:


Price per share                                                      $     0.13
Net tangible book value per share before offering                    $     0.07
Potential gain to existing shareholders per share                           N/A
Net tangible book value per share after offering                     $     0.09
Increase to present stockholders in net tangible
book value per share after offering                                  $     0.02
Capital contributions                                                $1,035,000
Number of shares outstanding before the offering                      7,850,641
Number of shares after offering held by existing stockholders         7,850,641
Percentage of ownership after offering                                     83.1%


Purchasers of shares in the direct offering if 100% of shares sold

Price per share                                                      $     0.25
Dilution per share                                                   $     0.16
Capital contributions                                                $  400,000
Number of shares after offering held by public investors              1,600,000
Percentage of ownership after offering                                     16.9%

Purchasers of shares in the direct offering if 50% of shares sold

Price per share                                                      $     0.25
Dilution per share                                                   $     0.17
Capital contributions                                                $  200,000
Number of shares after offering held by public investors                800,000
Percentage of ownership after offering                                      9.2%

                            SELLING SECURITY HOLDERS

      Based on information provided by the selling security holders, the table below sets forth certain information, as of August 16, 2006 unless otherwise noted, regarding the selling security holders. Each of the selling stockholders, except R. Scott Barter, was an investor in our private placement of the December Notes which we completed in March 2006. All of the shares listed below as being offered by this prospectus, except the 86,400 shares which are listed as offered by Mr. Barter, were shares which the selling stockholders received from December 2005 to March 2006 for no additional consideration for participating in our offering of the December Notes.


      We sold an aggregate of $960,000 principal amount of the December Notes in closings which we held from time to time between December 2005 and March 2006. After expenses, we had net proceeds of approximately $925,000 after such sale. We did not pay any selling commissions in connection with such offering. The December Notes have a face amount equal to the amount of the subscriber's investment accepted by the Company, bear interest at a rate of ten percent (10%) per annum, compounded annually, and are payable on December 31, 2007. The principal of and interest accrued on each December Note will be convertible at the option of the holder into shares of the Company's Common Stock at any time prior to payment of the December Note at a price of thirty-five cents ($.35) per share of Common Stock, subject to adjustment upon certain events. For participating in the offering of the December Notes, for no additional consideration, each investor received, as of the date of the closing applicable to such investor, a number of shares of the Company's Common Stock equal to twenty percent (20%) of the face amount of his December Note divided by thirty-five cents ($0.35).


      Percentage ownership of Common Stock is based on 5,107,784 shares of our Common Stock outstanding as of August 16, 2006. For purposes of calculating the post-offering ownership of each selling security holder, the table also assumes the sale of all of the securities being offered by such selling security holder.

      The second column from the left in the table below lists the number of shares of Common Stock beneficially owned by each selling stockholder.

      The third column from the left lists the shares of Common Stock being offered pursuant to this prospectus by the selling stockholders. All such shares, except the 86,400 shares listed as offered by R. Scott Barter, were shares which the selling stockholders received for no additional consideration for participating in our offering of the December Notes.

      The fourth column from the left assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

      The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                                   Common stock beneficially owned
                                                                                          after the offering
Name of selling security holders                    Number of shares
                                                     of common stock
                                                      beneficially
                                                     owned prior to     Number of shares                        Percentage of
                                                      the offering       being offered     Number of shares   outstanding shares
Sir John F. Baring (1)
440 West 24th Street, 11E
New York, NY 10011                                       517,143              2,858             514,285              9.6%

Wayne Brannan (2)
11 Richmar Court
Freehold, NJ 07728                                       142,857              7,143             135,714              2.6%

Michael Carlin (3)
85 Secor Road
Scarsdale, NY 10583                                       85,715             14,286              71,429              1.4%

George Carmel (3)
Flaghouse, Inc., 601 Flaghouse Drive,
Hasbrouck Heights, NJ 07604                               85,715             14,286              71,429              1.4%

Chui Yen Chiou and Hui-Min Wu (3)
347 West 57th Street, #11C
New York, NY 10019                                        85,715             14,286              71,429              1.4%

Crapgame LLC (4)(5)
c/o Douglas T. Millet
Box 498
Armonk, NY 10504                                         171,429             28,572             142,857              2.7%

Amiel David (2)
5707 Spanish Oak Drive
Houston, TX 77066                                         42,857              7,143              35,714                *

Joel and Zoe Dictrow, JT (3)
45 West 10th Street, Apt. 76
New York, NY 10011                                        85,715             14,286              71,429              1.4%

Debra Duneier (6)
460 East 79th Street, Apt. 4A
New York, NY 10021                                        21,429              3,572              17,857                *

Charles Fewell (7)
3 Park Avenue, 16th Floor
New York, NY 10016                                         8,571              1,429               7,142                *

Victoria Fillet (3)
c/o Value Architects Asset Management, LLC
18 Bank Street, Suite 206
Summit, NJ 07901                                          85,715             14,286              71,429              1.4%

Barbara and Lawrence Finkelstein, Tenants by the
Entireties (2)
109 Righters Ferry Road
Bala Cynwyd, PA 19004                                     42,857              7,143              35,714                *

The Melvin Finkelstein Trust U/D/T 6/11/98
c/o Melvin Finkelstein, Trustee (2)
3925 Live Oak Boulevard
Delray Beach, FL 33445                                    42,857              7,143              35,714                *

Robert Friedland (6)
3 Davey Drive
West Orange, NJ 07052-2130                                21,429              3,572              17,857                *

Donald Gaugler (4)
201 East 83rd Street, Apt. 8B
New York, NY 10028                                       171,429             28,572             142,857              2.7%

Green Stamp America, Inc. (8)(9)
777 Third Avenue, 18th Floor
New York, NY 10017                                       342,857             57,143             285,714              5.3%

Allen Hauptman (3)
150 Brewster Road
Scarsdale, NY 10583                                       85,715             14,286              71,429              1.4%

David Kaminer (3)
108 Ralph Avenue
White Plains, NY 10606                                    85,715             14,286              71,429              1.4%

Josh Kurzban (3)
43 Murray Hill Road
Scarsdale, NY 10583                                       85,715             14,286              71,429              1.4%

Andrea Kraus (2)
13080 Mindanao Way, #71
Marina Del Rey, CA 90292                                  42,857              7,143              35,714                *

William Lawson (3)
2 Sutton Place South
New York, NY 10022                                        85,715             14,286              71,429              1.4%

Karen Lorence (3)
Green Stamp America, Inc.
777 Third Avenue, 18th Floor
New York, NY 10017                                        85,715             14,286              71,429              1.4%

Richard Lynn (3)
65 Skimhampton Road
East Hampton, NY 11937                                    85,715             14,286              71,429              1.4%

Steven Massarsky (4)
201 West 72nd Street, PH23
New York, NY 10023                                       171,429             28,572             142,857              2.7%

Vincent McGill (10)
3 Park Avenue, 16th Floor
New York, NY 10016                                       267,143              2,858             264,285              5.1%

Miles Prentice (3)(11)
3 Park Avenue, 16th Floor
New York, NY 10016                                        85,715             14,286              71,429              1.4%

Richard Randall (2)
131 Peaceable Street
Redding, CT 06896                                         42,857              7,143              35,714                *

Townhouse Partners LLC (4)(12)
1818 South Australian Avenue, Suite 450
West Palm Beach, FL 33409                                171,429             28,572             142,857              2.7%

Michael H. Tai (3)
347 West 57th Street, # 29E
New York, NY 10019                                        85,715             14,286              71,429              1.4%

Cheng Tai and Jen Chiou (13)
347 West 57th Street, #11C
New York, NY 10019                                       514,286             85,715             428,571              7.7%

Jung Tai (4)
347 West 57th Street, #28B
New York, NY 10019                                       171,429             28,572             142,857              2.7%

Eileen and Douglas Trojanowski (3)
141 Mulford Avenue
East Hampton, NY 11937                                    85,715             14,286              71,429              1.4%

Tweedy Company LLC (14)
c/o Jeffrey C. Tweedy
Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, NY 10016                                        34,286              5,715              28,571                *

R. Scott Barter (15)
33 Newtown Lane
East Hampton, NY 11937                                 1,086,400             86,400           1,000,000             19.6%

Totals:                                                5,227,841            634,984           4,592,857             55.8%

----------
(*)   Less than one percent.

      Each of the selling security holders may be deemed to be an underwriter. None of the selling security holders is a broker/dealer or affiliate of a broker/dealer.

      Selling stockholders will sell at a fixed price of $.25 per share until our common shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. Each selling stockholder who is a natural person has the voting and investment power over the shares listed next to such selling stockholder's name in the above table. With respect to each selling stockholder which is an entity, the individual who has voting and investment power over such stockholder's shares is identified in the applicable footnote below.

(1) The holder is our Chairman and, in April 2006, received 250,000 shares, and options to purchase an additional 250,000 shares, of Common Stock in connection with his agreement to become our Chairman. Included in the 517,143 shares listed as beneficially owned by Sir John Baring are such 250,000 shares underlying stock options, which are fully vested and exercisable at $0.25 per share. Also included are 14,285 shares issuable upon his conversion of $5,000 principal amount of December Notes at $0.35 per share.

(2) Included in the shares listed as beneficially owned by the holder are 35,714 shares issuable upon the holder's conversion of $12,500 principal amount of December Notes at $0.35 per share.

(3) Included in the shares listed as beneficially owned by the holder are 71,429 shares issuable upon the holder's conversion of $25,000 principal amount of December Notes at $0.35 per share.

(4) Included in the shares listed as beneficially owned by the holder are 142,857 shares issuable upon the holder's conversion of $50,000 principal amount of December Notes at $0.35 per share.

(5) The controlling person of this entity is Douglas T. Millet, who has voting and investment power over the shares owned by such entity.

(6) Included in the shares listed as beneficially owned by the holder are 17,857 shares issuable upon the holder's conversion of $6,250 principal amount of December Notes at $0.35 per share.

(7) The holder is a partner of Eaton & Van Winkle LLP, which is our counsel. Such firm is the holder of 100,000 shares of Common Stock. The holder acquired 1,429 shares of Common Stock in the December Notes private placement. Included in the shares listed as beneficially owned by Mr. Fewell are 7,142 shares issuable upon his conversion of $2,500 principal amount of December Notes at $0.35 per share.

(8) Included in the shares listed as beneficially owned by the holder are 285,714 shares issuable upon the holder's conversion of $100,000 principal amount of December Notes at $0.35 per share.

(9) The controlling person of this entity is Masahiko Kasuga, who has voting and investment power over the shares owned by such entity.

(10) The holder is a partner of Eaton & Van Winkle LLP, which is our counsel. Such firm is the holder of 100,000 shares of Common Stock. In addition to the 2,858 shares which were acquired in the December Notes private placement, the holder owns 125,000 shares of Common Stock acquired in April 2006 and holds options to purchase 125,000 shares granted by the Company in April 2006. Included in the 267,143 shares listed as beneficially owned by Mr. McGill are such 125,000 shares underlying stock options, which are fully vested and exercisable at $0.25 per share. Also included are 14,285 shares issuable upon his conversion of $5,000 principal amount of December Notes at $0.35 per share.

(11) The holder is a partner of Eaton & Van Winkle LLP, which is our counsel. Such firm is the holder of 100,000 shares of Common Stock.

(12) The controlling person of this entity is Robin Shapiro, who has voting and investment power over the shares owned by such entity.

(13) Included in the shares listed as beneficially owned by the holder are 428,571 shares issuable upon the holder's conversion of $150,000 principal amount of December Notes at $0.35 per share.

(14) The controlling person of this entity is Jeffrey Tweedy, who has voting and investment power over the shares owned by such entity. Mr. Tweedy is a partner of Eaton & Van Winkle LLP, which is our counsel. Such firm is the holder of 100,000 shares of Common Stock. Included in the shares listed as beneficially owned by the holder are 28,571 shares issuable upon the holder's conversion of $10,000 principal amount of December Notes at $0.35 per share.


(15) Mr. Barter holds 86,400 shares of Common Stock which were issued to him on June 30, 2006 as a result of his conversion, at $0.25 per share, of $21,600 of accrued compensation owed to him by the Company. Mr. Barter, an employee of the Company, is in charge of business development for the Company and is the Company's liaison in its dealings with Rudy DeSanti. His compensation accrues at the rate of $5,000 per month. Mr. Barter is the controlling person of The Barter Family Trust which owns 1,000,000 shares of Common Stock which shares are not being offered pursuant to this prospectus. Mr. Barter is the beneficial owner of such 1,000,000 shares.


                              PLAN OF DISTRIBUTION



Plan of Distribution; Terms of the Direct Offering

      We are offering up to 1,600,000 shares of Common Stock in a direct public offering, with Public Securities, Inc. as our placement agent (the "Placement Agent"). The direct offering is made on a "best efforts-all or none" basis with respect to 800,000 shares and on a "best efforts" basis with respect to the remaining shares offered. Unless at least 800,000 shares are sold, we will not sell any shares in our direct offering. The offering price is $0.25 per share. The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

      Public Securities, Inc. is acting as our placement agent in our direct offering and will receive a sales commission equal to 10% of the aggregate purchase price of the shares sold, a non-accountable expense allowance of 2% of the aggregate purchase price of the shares sold, and a warrant to purchase the number of shares of our Common Stock equal to 10% of the number of shares sold in our direct offering, exercisable during a three-year period at $0.35 per share. Such warrant will provide for cashless exercise and registration rights. We have agreed to indemnify the placement agent against certain liabilities incurred by it in connection with its acting on our behalf for the direct offering.

      Each prospective investor in our direct offering must deliver to the Placement Agent a check in the amount of its investment payable to "Signature Bank, as Escrow Agent for Newtown Lane". Alternatively, prospective investors may make payment by wire transfer. The cash payment of each prospective investor in our direct offering will be deposited in a segregated escrow account with Signature Bank, as escrow agent (the "Escrow Agent"). Such cash will be held by the Escrow Agent pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent. If our direct offering terminates or investors do not subscribe for the minimum 800,000 shares in the direct offering, the Escrow Agent will return to such prospective investor his or her subscription payment, without interest or deduction.

Section 15(g) of the Exchange Act

      Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

      This offering will start on the date this prospectus is declared effective and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

      If you decide to subscribe for any shares in our direct offering, you must

1. execute and deliver a share subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Signature Bank, as Escrow Agent for Newtown Lane".

Right to Reject Subscriptions

      We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Sales by Selling stockholders

      The selling stockholders may sell some or all of their Common Stock in one or more transactions, including block transactions:

      o     on such public markets as the Common Stock may be trading;

      o     in privately negotiated transactions;

      o     through the writing of options of the Common Stock;

      o     in short sales; or

      o     in any combination of these methods of distribution.

The sales price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price; or

      o     such other price as the selling stockholders determine.

      We are bearing all costs relating to the registration of the Common Stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their shares of Common Stock.

      The selling must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Common Stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

      o not engage in any stabilization activities in connection with our Common Stock;

      o furnish each broker or dealer through which Common Stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

      o not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

      None of the selling stockholders will engage in any electronic offer, sale or distribution of the shares. Further, neither the Company nor any of the selling stockholders have any arrangements with a third party to host or access our Prospectus on the Internet.

      The selling stockholders may be deemed to be underwriters. Any brokers, dealers or agents that participate in the distribution of our Common Stock are underwriters, and any commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling stockholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

      The Company is not currently subject to any litigation.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth information with respect to the current directors and executive officers of the Company.

Name                                        Positions
----                                        ---------

Richard M. Cohen                            Chief Executive Officer and Director

John Baring                                 Chairman of the Board

Brad C. Burde                               Secretary and Treasurer

Vincent J. McGill                           Director

      Richard M. Cohen, age 55, our Chief Executive Officer and a director since our inception, has been the President of Richard M. Cohen Consultants since 1996. Richard M. Cohen Consultants is a financial services consulting company that accepts engagements from public and private companies to assist with their corporate governance and corporate finance needs. In addition, since 2003 Mr.

Cohen has served as a director of Dune Energy, Inc. a publicly traded energy company (AMEX:DNE) for which he served as Chief Financial Officer from November 2003 to April 2005. He is also currently serving as Secretary of Dune. In addition, since February 2006, Mr. Cohen has served as a director of Helix Biomedics (OTCBB: HXBM) and as the Chief Financial Officer of ABC Funding. (OTCBB: AFDG). During 1999 Mr. Cohen served as the President of National Auto Credit, a publicly traded sub-prime auto finance company. From 1992 to 1995 Mr. Cohen was the President of General Media, then a $150 million international diversified publishing and communications company. At General Media, Mr. Cohen managed 300 employees; raised $200 million in public and private financings; and secured international licensing rights for General Media. From 1984 through 1992, Mr. Cohen was an Investment Banker at Henry Ansbacher, Furman Selz, where he specialized in Mergers & Acquisitions, Public Equity Offerings, and Restructurings. From 1980 through 1983, Mr. Cohen was a Vice President of Corporate Development at Macmillan.

      Mr. Cohen is a Certified Public Accountant (New York State). He received a BS from The University of Pennsylvania (Wharton) and an MBA from Stanford University.

      Sir John Baring, age 58, has been our Chairman of the Board since May 2006. Sir John has founded a number of businesses and has been actively involved in developing and financing emerging communications companies since 1985. From July 2004 to present, Sir John has been the President and Director of Nevro Imaging, Inc., a medical imaging software company. From June 2000 to present, he has been a Managing Member of Mercator Management LLC, a fund management company based in the Washington, DC area. From September 1999 to June 2004, Sir John was a Managing Member of Mercator Capital, LLC, which Sir John co-founded. Mercator Capital, LLC is an investment banking and venture capital firm. From July 2001 to June 2004, Sir John was the Chief Compliance Officer for Mercator Securities, LLC, a securities dealer. From 1991 to September 1997, Sir John was the founder and Chairman of Hackman, Baring & Co., a communications merchant-banking boutique. Sir John was chairman of the board of directors of HB Communications Acquisition Corp. from its inception until it completed a business combination with IT Network, Inc. on June 23, 1995. Sir John is the Chairman of the Board of Directors of Turinco, Inc., a managed voice services provider, and also Chairman of the Board of Directors of Quinduno Energy, LLC, an independent oil and gas company. He is the Chair of the Trustees for the Rudolf Steiner School, New York and a Director of the Camphill Foundation supporting Camphill communities in North America for special needs children and adults.

      Bradley C. Burde, age 41, our Secretary and Treasurer, has been the President of B Squared Consulting LLC since its inception in January of 2006. B Squared Consulting LLC is a financial services consulting company that assists public and private companies with their corporate governance and corporate finance needs. Prior to forming B Squared Consulting, Mr. Burde acted as an independent consultant from April 2005 through December 2005. From September 2000 through March 2005, Mr. Burde worked as investment analyst for Sandler Capital Management, a hedge fund in New York City. Additionally, from January 2003 through November 2004, Mr. Burde was the portfolio manager for Sandler Technology partners, a hedge fund focused on the technology sector. From September of 1997 through August of 2000, Mr. Burde worked for the Sanford Bernstein & Company as an analyst covering technology telecommunications companies for Bernstein Family of Funds. He holds an MBA from The Tuck School of Business at Dartmouth (Tuck Scholar) and a BA, magna cum laude, from The University of Pennsylvania.

      Vincent J. McGill, age 51, is currently a Partner of Eaton & Van Winkle, a law firm in New York City which he joined as a Partner in 2001. Eaton & Van Winkle has served and is expected to continue to serve as our counsel for which it will be paid fees. Prior to joining Eaton & Van Winkle, Mr. McGill was affiliated with Phillips Nizer LLP, which he joined as an associate in 1986, and where he became a partner in 1989. Throughout his career, Mr. McGill's practice has been focused on corporate finance including public offerings and private placements. As such, he has served and is currently serving as counsel to a number of companies in the healthcare industry. Mr. McGill holds an AB from Colgate University, a JD from Hofstra School of Law and an LL.M from New York University.

Possible Potential Conflicts

      No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they have other business interests to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Board of Directors

      All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors and subject to any existing employment agreement serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

      Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plans which we may adopt and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

      All directors will be reimbursed by the Company for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Audit Committee

      The functions of the Audit Committee are currently carried out by our Board of Directors. Our Chief Executive Officer, although not deemed to be "independent" of the Company, is deemed to be an audit committee financial expert as defined in Regulation S-B, Item 401.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



      As of August 16, 2006, there are a total of 5,107,784 shares of the Company's Common Stock issued and outstanding. The following table sets forth information with respect to the beneficial ownership of common shares by (i) the holders of more than 5% of the common shares outstanding, (ii) each officer or director of the Company who holds shares, and (iii) all officers and directors as a group.

Name and Address                  Number of Shares            Percentage of
Of Beneficial Owner(1)(2)         Beneficially Owned          Outstanding Shares
-------------------------         ------------------          ------------------
Richard M. Cohen                     1,086,400                21.3%
Brad Burde                           1,086,400 (3)            21.3%
The Barter Family Trust              1,086,400 (4)            21.3%
Vincent J. McGill                      267,143 (5)             5.1%
Sir John Baring                        517,143 (6)             9.6%
Jay Barry Richman                      450,000 (7)             8.6%
All officers and directors           2,784,286 (4)(5)(6)(7)   50.5%
As a group (4 persons)

----------
      (1) Unless otherwise indicated below, the persons in the above table have sole voting power and investment power with respect to the shares owned by them.
      (2) The address Richard Cohen, Brad Burde and Vincent J. McGill are c/o Eaton & Van Winkle, 3 Park Avenue, New York, New York 10016. The address of Sir John Baring is 440 West 24th St., 11E, New York, NY 10011 and the address of The Barter Family Trust and Jay Barry Richman is 33 Newtown Lane, East Hampton, NY 11937.
      (3) Of the 1,086,400 shares, 886,400 shares are held by Brad Burde and 200,000 shares are held by Burde Associates LLC, a New York limited liability company controlled by Mr. Burde.
      (4) The controlling person of The Barter Family Trust is R. Scott Barter who beneficially owns the shares held by The Barter Family Trust. 86,400 of the shares are held by Mr. Barter and 1,000,000 shares are held by The Barter Family Trust.
      (5) Includes 125,000 shares underlying fully-vested stock options held by Mr. McGill. These options are exercisable at $0.25 per share and expire on March 31, 2011. Also includes 14,285 shares issuable upon his conversion of $5,000 principal amount of December Notes at $0.35 per share. Mr. McGill is a partner of Eaton & Van Winkle LLP which owns 100,000 shares of Common Stock.
      (6) Includes 250,000 shares underlying fully-vested stock options held by Sir John Baring. These options are exercisable at $0.25 per share and expire on March 31, 2011. Also includes 14,285 shares issuable upon his conversion of $5,000 principal amount of December Notes at $0.35 per share.
      (7) Includes 100,000 shares underlying stock options held by Mr. Richman which either have vested or will vest in the next 60 days. These options are exercisable at $0.25 per share and expire on March 31, 2011.

                            DESCRIPTION OF SECURITIES

General

      We are authorized to issue 29,000,000 shares of Common Stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share. As of August 16, 2006, there were issued and outstanding 5,107,784 shares of Common Stock. As of such date, we also had stock options outstanding to purchase 1,250,000 shares of Common Stock and $960,000 principal amount of December Notes outstanding, convertible into 2,742,858 shares of Common Stock.

      The following summary of the respective rights of holders of our capital stock is qualified in its entirety by reference to our amended and restated certificate of incorporation and by-laws, copies of which are available upon request.

Common Stock

      Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of Common Stock is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and, in the event of liquidation, dissolution or winding up of the Company, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of all liabilities and the liquidation preference of any outstanding preferred stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or pre-emptive rights to purchase or subscribe for any shares of Common Stock or other securities of the Company in the event of any subsequent offering. The shares of Common Stock have no conversion rights, are not subject to redemption and are not subject to further calls or assessments. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and nonassessable.

Preferred Stock

      The Board of Directors is authorized, without any action of the stockholders, to provide for the issuance of one or more series of preferred stock and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof including, without limitation, the dividend rate, voting rights, conversion rights, redemption price and liquidation preference per series of preferred stock. Any series of preferred stock issued may rank senior to the Common Stock with respect to the payment of dividends or amounts to be distributed upon liquidation, dissolution or winding up of the Company. There are no agreements for the issuance of preferred stock and the Board or Directors has no present intent to issue any preferred stock. The existence of authorized but unissued preferred stock may enable the Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights to powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company.

Transfer Agent

      We expect that the transfer agent for our Common Stock will be American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038. Its telephone number is 718-331-1852.

                                  LEGAL MATTERS


      Our counsel, Eaton & Van Winkle LLP ("EVW"), located in New York, New York, is passing upon the validity of the issuance of the shares of Common Stock that are being offered pursuant this prospectus.

      Interests of Counsel

      Vincent M. McGill, a partner of EVW, is a member of our Board of Directors. Such firm and parties related to such firm are holders of our outstanding securities as follows:

--------------------------------------------------------------------------------
Eaton & Van Winkle LLP                      100,000 shares of Common Stock.
--------------------------------------------------------------------------------
Vincent J. McGill (Partner of EVW)          $5,000 principal amount of December
                                            Notes, convertible into 14,285
                                            shares of Common Stock.

                                            127,858 shares of Common Stock.

                                            stock options, exercisable at $0.25
                                            per share, to purchase 125,000
                                            shares of Common Stock.
--------------------------------------------------------------------------------
E. Miles Prentice III (Partner of EVW)      $25,000 principal amount of December
                                            Notes, convertible into 71,429
                                            shares of Common Stock.

                                            14,286 shares of Common Stock.
--------------------------------------------------------------------------------
Charles K. Fewell (Partner of EVW)          $2,500 principal amount of December
                                            Notes, convertible into 7,142 shares
                                            of Common Stock.

                                            1,429 shares of Common Stock.
--------------------------------------------------------------------------------
Tweedy Company LLC (controlled Jeffrey C.   $10,000 principal amount of December
Tweedy, a partner of EVW)                   Notes, convertible into 28,571
                                            shares  of Common Stock.

                                            5,715 shares of Common Stock.
--------------------------------------------------------------------------------


                                     EXPERTS

      Malone & Bailey, PC, independent registered public accountants, located in Houston, Texas, has audited our fiscal year end financial statements included with this prospectus to the extent, and for the periods, set forth in its report. Our financial statements as of and for the quarter ended June 30, 2006, included herein, have not been audited. We have relied upon such report of Malone & Bailey, PC, given upon the authority of such firm as an expert in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to Article Sixth of our Amended and Restated Certificate of Incorporation, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                             DESCRIPTION OF BUSINESS

      Purpose

      We were formed in September 2005 to exploit the reputation for quality and taste associated with "Dreesen's Famous Donuts." As a first step towards the creation of an internationally recognized branded donut and donut making system, in November 2005, we entered into a License Agreement with Dreesen's Enterprises, Inc., the owner of the rights to the trademark "Dreesen's Famous Donuts" and the secret recipe for making Dreesen's donuts. This license ("License") grants to us the right to market Dreesen's "Start-up Kit," along with the right to use the Dreesen's name and logos, on an exclusive basis throughout the United States, except for the states of Florida and Pennsylvania, where we have non-exclusive rights, and in Suffolk County, which Dreesen's retained for itself. A Start-up Kit includes a "Donut Robot" Mark II Machine, recipe mix, shortening, donut sugar and miscellaneous items.

      Background

      The DeSanti family came to Sag Harbor from the village of Ginestra Sabina in the mountains of Italy in the early 1900's. In 1948 Rudy DeSanti's father and a partner bought Dreesen's Excelsior Market, a simple old-fashioned sawdust-on-the-floor butcher shop in East Hampton, then a small village on the eastern end of Long Island. In the late 1950's Rudy DeSanti's father purchased an automatic machine, a donut robot, made by the Belshaw Bros. Company. The machine turned the donuts, drained them and dropped them onto a waiting tray.

      In the 1960's, Rudy DeSanti ("Rudy") left his father's business and went into the business of building houses. In 1970 his father's partner died. At that time, Rudy's father decided to stop running the family's store and Rudy decided to run it permanently. Rudy ran his market, a meat shop with donuts, on Newtown Lane from 1970 until he made the strategic decision in the year 2002 to concentrate on the wholesale donut business and rented space in his building to "Scoops Ice Cream" and granted it the right to distribute Dreesen's Famous Donuts.

      While Rudy was operating the market, it became a full service delicatessen and the donut business flourished. The donut machine was displayed near the windows so that passers by could see the donuts being made. Among Rudy's customers were Alec Baldwin, Martha Stewart, Bill Clinton, Billy Joel and other celebrities. Dreesen's Famous Donuts were publicly acknowledged when Rudy appeared on a segment of "Martha Stewart Living" and were regularly featured on news and other lifestyle television programs. There is still a Donut Robot in the window of the Scoop's Ice Cream shop at the site of Rudy's market, turning out Dreesen's Famous Donuts for its customers.

      Rather than disclose his donut recipe, Rudy has helped people make Dreesen's Famous Donuts at other locations. They buy equipment from Rudy, a modern Belshaw Bros. machine that they can put in a window, and sell product made to his specifications using mix and other ingredients provided by Rudy, keeping the profit for themselves. Dreesen's Famous Donuts can now be found at more than 10 locations, originated by Mr. DeSanti, in Manhattan, New Jersey, Massachusetts and Pennsylvania, including those set forth below.

                                    LOCATIONS

-----------------------------------------------------------------------------
Scoop Du Jour                         Balthazar
35 Newtown Lane                       80 Spring Street
East Hampton, NY 11937                New York City, NY 10012
631-329-4883                          212-965-1785
-----------------------------------------------------------------------------
Homer's Variety                       Heartland Brewery/Empire State Building
64 Brunell Ave                        350 Fifth Ave
Lenox, MA 1240                        New York City, NY 10118
413-637-0061                          212-645-3400
-----------------------------------------------------------------------------
Tom Bailey's Market                   Jacob Javits Center
1323rd Ave                            655 West 34th Street
Spring Lake, NJ 7762                  New York City, NY 10001
732-282-0920                          212-216-2400
-----------------------------------------------------------------------------
Route 22 Restaurant                   The Tavern on the Green
55 OldRoute 22                        Central Park at West 67th Street
Armonk, NY 10504                      New York City, NY 10023
914-765-0022                          212-877-7139
-----------------------------------------------------------------------------
Ronnie's Deli                         Carversville General Store
Box 160 Main Street                   6208 Fleecydale Road
Montauk, NY 11954                     Carversville, PA 18913
631-668-2757                          215-297-5353
-----------------------------------------------------------------------------
Gourmet Garage
1245 Park Avenue
New York, NY 10128
212-348-5850
-----------------------------------------------------------------------------

      The System

      To assure himself that donuts sold by others bearing the Dreesen's name meet his standards, Rudy DeSanti developed a system. The system includes the line of "Donut Robots" and peripherals produced by Belshaw Bros., Inc., a member of the AGA Foodservice Equipment group of Companies, a division of AGA Foodservice Group plc., Dreesen's Famous Donut mix based upon the secret family recipe, and Dreesen's shortening and doughnut sugar. Dreeson's buys its shortening and sugar from one supplier pursuant to short-term arrangements but could obtain the same shortening and sugar from other suppliers. The Dreesen's line of donuts consists of only three types of donuts - plain, powdered sugar and cinnamon. Rudy has purposely kept the choices simple. This limits the inventory requirements of an operator and, more importantly, makes the choices easy for the customer.

      In addition to providing the equipment and ingredients, Rudy educates his operators about the preparation and history of Dreesen's donuts. Training, including a film prepared by Belshaw Bros. demonstrating proper use and maintenance of its equipment, is available at Dreesen's in East Hampton or the operator's site, and includes:

      Machine Use

      Ingredient Prep

      Cooking and Timing

      Customer Interaction

      Packaging and Presentation

      Maintenance and Planning

      Donut Tasting and Texture Analysis

      Because Rudy's system is comprehensive, there is generally no need for ongoing participation by Dreesen's. Once an operator buys the necessary equipment and supplies, he's in business producing donuts, a business he can operate on his own or as an adjunct to an existing operation.

      Intellectual Property

      The "Dreesen's Famous Donuts" trademark is owned by Dreesen's Enterprises, Inc. and registered with the United States Patent and Trademark Office. A trademark registration has also been filed in Canada. When appropriate, we will seek to file or cause Dreesen's Enterprises to file applications to register the mark in other countries.

      Effective November 21, 2005, we entered into a License Agreement (the "License Agreement") with Dreesen's Enterprises, Inc. The License grants to us the non-exclusive right to use the Dreesen's name throughout the United States to market and promote Dreesen's Famous Donuts; and the exclusive right throughout the United States (except in the states of Florida and Pennsylvania, where we were granted non-exclusive rights, and the county of Suffolk, which Dreesen's retained for itself) to grant sublicenses to others to use the Dreesen's name and to make and distribute Dreesen's Famous Donuts using Dreesen's secret recipe mix, shortening and doughnut sugar. The License Agreement has an initial term of two years, until December 31, 2007, but, at our option, may be extended for two additional terms of two years each, provided that at the end of each term we have at least 100 sublicensees and are otherwise in compliance with the material terms of the License. The License requires that we purchase from Dreeson's all Start-Up Kits at a price of $9,000 each, subject to increase.

      In addition to the revenue generated from our sale of Start-up Kits, we are to be paid $2.50 for each 30-lb box of mix sold to our licensees during the terms of the License Agreement and $1,000 should Dreesen's directly grant any sublicense within the territory over which we have rights. A 30-lb box of mix makes approximately 400 donuts. The License also requires that we pay to Dreesen's 50% of our net profit derived from sales of promotional materials such as hats, t-shirts, napkins and mugs.

      Marketing

      We anticipate deriving our revenues principally through two sources, the sale of Start-up Kits and follow-on sales of supplies. In addition to the Start-up Kits and mix, we will distribute promotional materials and supplies such as napkins, paper cups, hats, mugs and t-shirts, but we are not anticipating that this will be a source of significant revenues.

      The Start-up Kits will be marketed through a variety of channels. We will advertise directly to individuals and single-store owners through telemarketing advertisements in trade and food magazines, newspapers and participation at trade shows. In addition, building on our existing relationships we will contact owners of chains of stores, such as convenience stores, department, drug and food chains, as well as hotels. We plan to use independent sales representatives who would be compensated by commissions based on sales made by them.

      As our revenues and activities develop, we may determine to form one or more subsidiaries to undertake particular aspects of our business or new projects. For example, we might form a new subsidiary to focus on the distribution of promotional materials or, if we can expand the territory or scope of our License Agreement with Dreesen's, we might form a new subsidiary to deal with overseas opportunities.

      Government Regulation

      The sale of franchises and certain types of business opportunities is highly regulated at the federal and state level. Our current plan is to initially structure the relationship with our customers so as to not be a franchise or a business opportunity. Each sublicense will be granted the right to use the Dreesen's name and logo only in connection with the sale of donuts produced using Dreesen's mix and approved system. Except for such requirement, each licensee will be free to determine when and how to operate his business. Although we and Dreesen's will be available to provide appropriate support, we do not envision placing the kinds of restrictions and demands on our licensee that would result in a franchise or/finance relationship.

      Property

      The Company is subject to two real estate leases: one at 33 Newtown Lane and the other at 445 Park Avenue. The Company's offices at 33 Newtown Lane are under lease through November 30, 2007 with a monthly rent of $1,400. The Company's offices at 445 Park Avenue are under lease through October 31, 2006 with a monthly rent of $7,960.

      Employees


      Our only employees are R. Scott Barter, Richard M. Cohen, Bradley C. Burde, J. Barry Richman and Don Cunningham. Among them, Messr's Cohen and Burde are officers of the Company.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      We are a start-up stage corporation with limited operations and have very limited revenues from our business operations as of June 30, 2006. We completed the first sale of a Start-Up Kit in June 2006.

      Plan of Operation. From the time we were incorporated, in September 2005, to the end of our first fiscal year, March 31, 2006, we did not have any revenues from operations. Accordingly, the information provided in this section is a plan of operation pursuant to Regulation S-B Item 303(a) promulgated by the SEC.

      Effective November 21, 2005, we entered into the License Agreement with Dreesen's Enterprises, Inc. Our plan of operation is, pursuant to the License Agreement, to grant sublicenses to others to use the Dreesen's name and to make and distribute Dreesen's Famous Donuts using Dreesen's secret recipe mix, shortening and doughnut sugar. The License Agreement has an initial term of two years but, at our option, may be extended for two additional terms of two years each, provided that at the end of each term we have at least 100 sublicensees and are otherwise in compliance with the material terms of the License. On June 12, 2006, we granted our first sublicense pursuant to the License Agreement.

      The License requires that we purchase from Dreeson's all Start-Up Kits at a price of $9,000 each, subject to increases to reflect increases in the prices paid by Dreesen's for the components of the Start-up Kit.

      In addition to the revenue generated from our sale of Start-up Kits, we are to be paid $2.50 for each 30-lb box of mix sold to our licensees during the terms of the License Agreement and $1,000 should Dreesen's directly grant any sublicense within the territory over which we have rights. A 30-lb box of mix makes approximately 400 donuts. The License also requires that we pay to Dreesen's 50% of our net profit derived from sales of promotional materials such as hats, t-shirts, napkins and mugs.

      We anticipate deriving our revenues principally through two sources, the sale of Start-up Kits and follow-on sales of supplies. In addition to the Start-up Kits and mix, we will distribute promotional materials and supplies such as napkins, paper cups, hats, mugs and t-shirts, but we are not anticipating that this will be a source of significant revenues.

      The Start-up Kits will be marketed through a variety of channels. We will advertise directly to individuals and single-store owners through telemarketing advertisements in trade and food magazines, newspapers and participation at trade shows. In addition, building on our existing relationships we will contact owners of chains of stores, such as convenience stores, department, drug and food chains, as well as hotels.

      We have granted the right to a food distributor and a food broker, without charge, to test-market Dreesen' s Famous Donuts in the Southeastern United States. As a result, the Donuts are being distributed on a test basis in select chain convenience stores and retail stores.


      We do not believe that we will require additional capital in the next twelve months because we do not intend to hire additional personnel or incur extraordinary expenses during that time. During the next twelve months, we intend to continue to operate with existing personnel, consisting of management who work part-time for us, and intend to continue to market Start-up Kits and promote Dreesen's Famous Donuts as we have been doing with limited spending. As of June 30, 2006, we had working capital of $534,776 and an established operating budget of approximately $25,000 to $30,000 per month. As a result, we do not expect to require revenues or additional financing to be able to continue operations for the next twelve months.


      Liquidity and Capital Resources

      As of June 30, 2006, we had $534,776 in working capital.

      We were initially capitalized with $75,000 contributed by the Company's founders.

      We sold an aggregate of $960,000 principal amount of the December Notes in closings which we held from time to time between December 2005 and March 2006. After expenses, we had net proceeds of approximately $925,000 after such sale. We did not pay any selling commissions in connection with such offering. The December Notes have a face amount equal to the amount of the subscriber's investment accepted by the Company, bear interest at a rate of ten percent (10%) per annum, compounded annually, and are payable on December 31, 2007. The principal of and interest accrued on each December Note will be convertible at the option of the holder into shares of the Company's Common Stock at any time prior to payment of the December Note at a price of thirty-five cents ($.35) per share of Common Stock, subject to adjustment upon certain events. For participating in the offering of the December Notes, for no additional consideration, each investor received, as of the date of the closing applicable to such investor, a number of shares of the Company's Common Stock equal to twenty percent (20%) of the face amount of his December Note divided by thirty-five cents ($0.35). By way of example, if an investor acquired a December
Note in the principal face amount of $50,000, he received 28,571 shares ($10,000 divided by $0.35) of the Company's Common Stock. Taking into account the value of such extra shares (valued at $0.35 per share) as original issue discount on the December Notes, the effective interest rate of the December Notes would be 19.04% per year.

      If we do not generate sufficient sales, or receive additional financing, we will not be able to repay by December 2007 any of the December Notes which have not been converted into Common Stock.

              CERTAIN RELATIONSHIPS AND RELATED STOCKHOLDER MATTERS

      During our fiscal year ended March 31, 2006, we paid an aggregate of approximately $12,000 in fees to Catherine Simmons-Gill, who is the wife of our Chief Executive Officer, for legal services rendered to us relating to our trademark and other legal matters.

      Upon our inception in September 2005, each of Richard M. Cohen (our Chief Executive Officer), Brad C. Burde (our Secretary and Treasurer) and The Barter Family Trust (one of our significant shareholders) subscribed for 1,000,000 shares of our Common Stock for $0.025 per share. We issued an aggregate of 3,000,000 shares of Common Stock to such parties in September 2006 and received the aggregate subscription price of $75,000. Of Mr. Burde's 1,000,000 shares, 800,000 shares are held in his individual name and 200,000 shares are held by Burde Associates LLC, of which Mr. Burde is the controlling person.

      In September 2005, we issued 350,000 shares of our Common Stock to Mr. Jay Barry Richman in consideration for services. Mr. Richman beneficially owns over 5% of our outstanding Common Stock and introduced us to Dreesen's.

      In September 2005, we issued 100,000 shares of our Common Stock to our outside counsel, Eaton & Van Winkle LLP, in consideration for legal services. One of our directors is a partner of such firm.

      As of April 4, 2006, we issued 250,000 shares of our Common Stock to Sir John Baring in connection with his agreement to serve as our Chairman.

      As of April 4, 2006, we issued 125,000 shares of our Common Stock to Vincent J. McGill in connection with his agreement to continue to serve on our Board of Directors.

      As of April 4, 2006, we granted stock options to purchase shares of our Common Stock to Sir John Baring (250,000 options), Vincent J. McGill (125,000 options) and Jay Barry Richman (750,000 options). All of such options are exercisable at $0.25 per share and expire on March 31, 2011. Mr. Baring's and McGill's options vested in full upon grant. Mr. Richman's options vested as to 50,000 shares upon grant and will vest as to 50,000 shares as of the end of each quarter, starting June 30, 2006 and ending on December 31, 2007, and as to 350,000 additional shares at December 31, 2007.

      As of June 30, 2006, we issued 86,400 shares of Common Stock to each of Brad Burde, Richard Cohen and R. Scott Barter as a result of his conversion, at $0.25 per share, of accrued compensation owed to him by the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our Common Stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities and there can be no assurance that a regular trading market for our Common Stock will ever be developed.

      A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our Common Stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

      As of August 16, 2006, there were approximately 40 holders of record of our Common Stock.

      We have issued and have outstanding stock options to purchase an aggregate of 1,250,000 shares of Common Stock. We also have outstanding the December Notes which are in the aggregate convertible into 2,742,858 shares of Common Stock, not counting shares which may be issuable upon conversion of interest accruing on such December Notes. Other than such stock options and the December Notes, we do not have outstanding any options, warrants or other securities exercisable or convertible into shares of our capital stock.

      The number of shares of our Common Stock that could be sold pursuant to Rule 144 (once we are eligible therefore) is up to 1% of the shares which we will have outstanding (i.e. approximately 51,000 as of August 16, 2006, not giving effect to the direct offering) during each three (3) month period by each of our shareholders.

                             EXECUTIVE COMPENSATION

Compensation Agreements


      During our fiscal year ended March 31, 2006, the only officers who received compensation from us were Mr. Richard Cohen and Mr. Brad Burde who each had a salary of $5,000 per month and $15,000 in the aggregate, of which an aggregate of $1,600 was paid in cash and the remainder was accrued. Each of them was also provided with health insurance costing approximately $700 per month for Mr. Cohen and approximately $500 per month for Mr. Burde. On June 30, 2006, the Company and each of Mr. Cohen and Mr. Burde agreed that his salary accrued to such date, which included salary accrued during the fiscal year ended March 31, 2006, would be converted into shares of our Common Stock at the rate of $0.25 per share. During the fiscal year ended March 31, 2006, we paid our counsel, Eaton & Van Winkle LLP, a total of $10,000. Mr. Cohen and Mr. Burde are referred to below as the "named executive officers".

                           Summary Compensation Table


------------------------------------------------------------------------------------------------------------------------
                                  Annual Compensation                            Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                                                          Awards                      Payouts
                                                                --------------------------------------------------------
                Year                                             Restricted      Securities
  Name and      ended                                              Stock         Underlying       LTIP        All Other
  Principal     March      Salary     Bonus      Other Annual     Award(s)      Options/SARs     Payouts    Compensation
  Position       31,       ($)(1)      ($)     Compensation ($)     ($)             (#)            ($)           ($)
------------------------------------------------------------------------------------------------------------------------
Richard M.       2006     $15,000       --            --             --             --             --            --
Cohen,
Chief
Executive
Officer
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Brad C.          2006     $15,000       --            --             --             --             --            --
Burde,
Secretary
and Treasurer
------------------------------------------------------------------------------------------------------------------------


----------


      (1) Mr. Cohen and Mr. Burde did not receive a salary from us prior to December 2005.


Incentive Plans


      During our fiscal year ended March 31, 2006, we did not grant any options to purchase shares of our Common Stock to our named executive officers or to anyone else. Subsequently, our Board of Directors adopted our 2006 Stock Incentive Plan which allows for the issuance of up to 2,000,000 shares of Common Stock.


                       Aggregated Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Values


      During, our fiscal year ended March 31, 2006, our named executive officers did not exercise any options to purchase shares of Common Stock. We did not have outstanding any stock options as of March 31, 2006.


Employment Agreements.

      The Company does not have employment agreements with any of its officers.

Equity Compensation Arrangements.

      The following table provides information as of March 31, 2006 about our equity compensation arrangements.

                                                                                             (c)
                                                                                             Number of securities
                                                                                             remaining available for
                                    (a)                           (b)                        future issuance under
                                    Number of securities to       Weighted-average           equity compensation
                                    be issued upon exercise       exercise price of          plans (excluding
                                    of outstanding options,       outstanding options,       securities reflected in
Plan Category                       warrants and rights           warrants and rights        column (a))
-------------------------------     --------------------------    ----------------------     -------------------------
Equity compensation  plans
approved by security holders                   -0-                         -0-                         -0-
-------------------------------     --------------------------    ----------------------     -------------------------
Equity compensation plans not                  -0-                         -0-                         -0-
approved by security holders
-------------------------------     --------------------------    ----------------------     -------------------------
Total                                          -0-                         -0-                         -0-
===============================     ==========================    ======================     =========================

      Subsequent to March 31, 2006, pursuant to our 2006 Stock Incentive Plan, we issued to seven individuals options to purchase an aggregate of 1,250,000 shares of Common Stock.

Director Compensation

      Directors of the Company are not compensated in cash for their services but are reimbursed for out-of-pocket expenses incurred in furtherance of our business.

                          INDEX TO FINANCIAL STATEMENTS
                     OF NEWTOWN LANE MARKETING, INCORPORATED

                                                                           Pages
                                                                           -----

I.  Unaudited Financial Statements and Notes

    A.  Balance Sheets as of June 30, 2006 and March 31, 2006
        (unaudited)..........................................................F-2

    B.  Statements of Expenses for the three months ended
        June 30, 2006 (unaudited) and the period from
        September 26, 2005 through June 30, 2006 (unaudited).................F-3

    C.  Statements of Cash Flows for the three months ended
        June 30, 2006  (unaudited) and the period from
        September 26, 2005  through June 30, 2006 (unaudited)................F-4

    D.  Notes to Financial Statements (unaudited)......................F-5 - F-6

II. Audited Financial Statements and Notes

    A.  Report of Independent Registered Public Accounting Firm..............F-7

    B.  Balance Sheet as of March 31, 2006...................................F-8

    C.  Statement of Expenses for the period from September 26,
        2005 through March 31, 2006..........................................F-9

    D.  Statement of Cash Flows for the period from September 26,
        2005 through March 31, 2006.........................................F-10

    E.  Statement of Changes in Shareholders' Deficit for the period from September 26, 2005 through March 31, 2006......................F-11

    F.  Notes to Financial Statements................................F-12 - F-14

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                                 BALANCE SHEETS
                        June 30, 2006 and March 31, 2006
                                   (Unaudited)

                                      ASSETS
                                                                             June 30, 2006    March 31, 2006
CURRENT ASSETS
       Cash and cash equivalents                                              $   606,306       $   827,936
       Other assets                                                                13,994                --
                                                                              -----------------------------
          Total current assets                                                    620,300           827,936

       Investment in KSV joint venture                                             25,000                --
                                                                              -----------------------------

TOTAL ASSETS                                                                  $   645,300       $   827,936
                                                                              =============================

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
       Accounts payable and accrued liabilities                               $    85,524       $   130,628

LONG-TERM LIABILITIES
       Convertible notes payable, net of discount                                 832,988           817,029
                                                                              -----------------------------

TOTAL LIABILITIES                                                                 918,512           947,657

SHAREHOLDERS' DEFICIT
       Preferred stock, $.001 par value;  1,000,000 shares authorized,
       none issued and outstanding                                                     --                --
       Common stock, $.001 par value;  29,000,000 shares authorized,
       5,107,784 and 4,248,584 shares issued and outstanding                        5,108             4,249
       Additional paid in capital                                                 513,590           239,504
       Deficit accumulated during the development stage                          (791,910)         (363,474)
                                                                              -----------------------------
           Total shareholders' deficit                                           (273,212)         (119,721)
                                                                              -----------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                   $   645,300       $   827,936
                                                                              =============================

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                             STATEMENTS OF EXPENSES
       FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2006 AND THE PERIOD FROM
              SEPTEMBER 26, 2005 (INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)

                                                                               September 26,
                                                                                    2005
                                                             Three Months       (Inception)
                                                                 Ended            through
                                                             June 30, 2006     June 30, 2006
                                                             -------------     -------------
Revenue                                                      $    30,500         $    30,500
                                                             -------------------------------
Expenses:
Cost of goods sold                                                19,963              19,963
Selling, general and administrative                              401,162             727,239
Interest expense, net                                             37,811              75,208
                                                             -------------------------------
Total expenses                                                   458,936             822,410
                                                             -------------------------------

Net loss                                                     $  (428,436)        $  (791,910)
                                                             ===============================

Net loss per share - basic and diluted                       $     (0.09)

Weighted average shares outstanding - basic and diluted        4,822,210

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
  FOR THREE MONTH PERIOD ENDED JUNE 30, 2006 AND THE PERIOD FROM SEPTEMBER 26,
                     2005 (INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)

                                                                                September 26, 2005
                                                          Three Months Ended   (Inception) through
                                                             June 30, 2006        June 30, 2006
                                                             -------------        -------------
Cash flows from operating activities:
Net loss                                                     $  (428,436)        $  (791,910)

Adjustments to reconcile net loss to net
   cash used in operating activities:
          Share based compensation                               210,145             218,895
           Amortization of debt discount                          15,959              32,991
           Increase in deposits                                  (13,994)            (13,994)
           Increase in accounts payable                           19,696             150,324
                                                             -------------------------------
Net cash used in operating activities                           (196,630)           (403,694)

Cash flows from investing activities
          Investment in KSV Joint Venture                        (25,000)            (25,000)
                                                             -------------------------------
Net cash used in financing activities                            (25,000)            (25,000)

Cash flows from  financing activities
     Proceeds from issuance of common stock                           --             235,003
     Issuance of notes payable                                        --             799,997
                                                             -------------------------------
Net cash provided by financing activities                             --           1,035,000

Net increase/(decrease)  in cash and cash equivalents           (221,630)            606,306

Cash and cash equivalents, beginning of period                   827,936                  --
                                                             -------------------------------
Cash and cash equivalents, end of period                     $   606,306         $   606,306
                                                             ===============================

Supplemental Disclosures:
Interest paid                                                $        --         $        --

Income taxes paid                                            $        --         $        --

                      Newtown Lane Marketing, Incorporated
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                   (Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Newtown Lane Marketing, Incorporated ("Newtown") holds the exclusive license to exploit the Dreesen's Donut Brand in the United States, with the exception of Florida and Pennsylvania.

Basis of Presentation

The accompanying unaudited interim financial statements of Newtown have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Newtown's audited 2006 annual financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure included in Newtown's 2006 annual financial statements have been omitted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Recognition of Revenue

Newtown recognizes revenue for each of two events.

-the shipment of a machine. Revenue is recognized when a machine is shipped as the obligation of Newtown has been fulfilled once a machine has been shipped to a customer.

-the shipment of a reorder of donut mix. Revenue is recognized upon shipment of a bag of donut mix to a customer using the machine sold by Newtown.

Investment in Joint Venture

Newtown and Mr. John Vincenzo entered into a 50/50 joint venture in June 2006, through KSV Ventures, LLC, a newly-formed Delaware limited liability company, to sell fresh donuts at outdoor public and private events. This joint venture is further described below in Note 3. Newtown accounts for this joint venture under the equity method.


NOTE 2. EQUITY

On April 4, 2006 Newtown issued 600,000 shares and options to purchase a total of 1,250,000 shares of common stock to two employees, two directors and selected consultants.

The options on the shares vest according to set schedules. Of the 1,250,000 options issued, 375,000 options vested immediately upon grant. These options are exercisable at a strike price of $0.25 per share and expire on March 31, 2011.

Of the 1,250,000 options issued, 400,000 options vest quarterly over 2 years with the initial traunch vesting on April 4, 2006; and 350,000 options vest on December 31, 2007. These options are exercisable at a strike price of $0.25 per share and expire on March 31, 2011.

Of the 1,250,000 options issued, 50,000 options vest quarterly over 1 year with the initial traunch vesting on April 4, 2006; and 75,000 options vest quarterly over 1 year with the initial traunch vesting on June 30, 2006. These options are exercisable at a strike price of $0.35 per share and expire on March 31, 2011.

The fair value of the options was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price as noted above; the market value of Newtown's common stock on April 4, 2006 of $0.25; expected volatility of 36%; risk free interest rate of approximately 4.82%; and a term of five years.

The resulting fair value of the options vested at June 30, 2006 of $60,144 was recorded in the statement of expenses as a selling, general and administrative expense.

The fair value of the 600,000 shares issued of $150,000 was recorded in the statement of expenses as a selling, general and administrative expense.

NOTE 3. INVESTMENT IN JOINT VENTURE


Newtown and Mr. John Vincenzo entered into a joint venture in June 2006, through KSV Ventures, LLC, a newly-formed Delaware limited liability company, to sell fresh donuts at outdoor public and private events. Newtown invested $25,000 into this joint venture. Newtown supplied the capital and equipment while Mr. Vincenzo is supplying the manpower and expertise. Any profits are to be shared 50/50. Newtown accounts for this joint venture under the equity method. To date, there have been no revenues. The joint venture also does not provide for any guarantees or minimums.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
(a Development Stage Company)
Newtown Lane Marketing Incorporated
East Hampton, New York

We have audited the accompanying balance sheet of Newtown Lane Marketing, Incorporated ("the Company") (a Development Stage Company) as of March 31, 2006 and the related statements of expenses, cash flows and changes in shareholders' deficit for the period from September 26, 2005 (inception) through March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newtown Lane Marketing Incorporated as of March 31, 2006, and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

May 22, 2006

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)

                                  BALANCE SHEET
                                 MARCH 31, 2006

                                              ASSETS
CURRENT ASSETS
       Cash and cash equivalents                                                         $ 827,936
                                                                                         ---------
          Total current assets                                                             827,936

TOTAL ASSETS                                                                             $ 827,936
                                                                                         =========

                               LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                          $ 130,628
                                                                                         ---------
           Total current liabilities                                                       130,628

LONG-TERM LIABILITIES
       Convertible notes payable, net of discount                                          817,029
                                                                                         ---------

TOTAL LIABILITIES                                                                          947,657
                                                                                         ---------

SHAREHOLDERS' DEFICIT
       Preferred stock, $.001 par value; 1,000,000 shares authorized, none issued               --
       Common stock, $.001 par value;  29,000,000 shares authorized,
       4,248,584 shares issued and outstanding                                               4,249
       Additional paid in capital                                                          239,504
       Deficit accumulated during the development stage                                   (363,474)
                                                                                         ---------
           Total shareholders' deficit                                                    (119,721)
                                                                                         ---------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                              $ 827,936
                                                                                         =========

      See summary of accounting policies and notes to financial statements.

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                        FOR THE PERIOD FROM SEPTEMBER 26,
                     2005 (INCEPTION) THROUGH MARCH 31, 2006

Selling, general and administrative                                 $   326,077
Interest expense, net                                                    37,397
                                                                    -----------
Net loss                                                            $  (363,474)
                                                                    ===========

Net loss per share - basic and diluted                              $     (0.10)

Weighted average shares outstanding - basic and diluted               3,743,637

      See summary of accounting policies and notes to financial statements.

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                        FOR THE PERIOD FROM SEPTEMBER 26,
                     2005 (INCEPTION) THROUGH MARCH 31, 2006

Cash flows from operating activities:
      Net loss                                                      $  (363,474)

Adjustments to reconcile net loss to net
   cash used in operating activities:
           Share based compensation                                       8,750
           Amortization of debt discount                                 17,032
           Increase in accounts payable                                 130,628
                                                                    -----------

Net cash used in operating activities                                  (207,064)

Net cash provided by financing activities
     Proceeds from issuance of common stock                             235,003
     Issuance of notes payable                                          799,997
                                                                    -----------
Net cash provided by financing activities                             1,035,000

Net increase in cash and cash equivalents                               827,936

Cash and cash equivalents, beginning of year                                 --
                                                                    -----------
Cash and cash equivalents, end of year                              $   827,936
                                                                    ===========

Supplemental Disclosures:
      Interest paid                                                 $        --
      Income taxes paid                                             $        --
                                                                    ===========

      See summary of accounting policies and notes to financial statements.

                      NEWTOWN LANE MARKETING, INCORPORATED
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                        FOR THE PERIOD FROM SEPTEMBER 26,
                     2005 (INCEPTION) THROUGH MARCH 31, 2006

                                                                                               Deficit
                                                                                             Accumulated
                                     Common              Common                              During the
                                     Stock               Stock          Additional Paid      Development
                                     Shares              Amount           in Capital            Stage              Total
                                    --------------------------------------------------------------------------------------
Founders shares issued
at inception                        3,350,000          $   3,350          $  71,650          $      --           $  75,000

Stock issued for
services                              350,000                350              8,400                 --               8,750

Stock issued in
connection with
convertible notes                     548,584                549            159,454                 --             160,003

Net income (loss)                          --                 --                 --           (363,474)           (363,474)
                                    ---------          ---------          ---------          ---------           ---------

Balances at March 31, 2006          4,248,584          $   4,249          $ 239,504          $(363,474)          $(119,721)
                                    =========          =========          =========          =========           =========

      See summary of accounting policies and notes to financial statements.

                      Newtown Lane Marketing, Incorporated
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Operations

Newtown Lane Marketing Incorporated ("the Company") was incorporated in Delaware on September 26, 2005. The Company is based in East Hampton, New York. The Company is in the development stage and holds the exclusive license to exploit the Dreesen's Donut Brand in the United States with the exception of the states of Florida and Pennsylvania, where it has non-exclusive rights, and in Suffolk County, New York, which the licensor, Dreesen's, retained for itself. Dreesen's is a 50 year old brand with operations in East Hampton, New York. In addition to the flagship location, approximately 10 other retail outlets in the United States sell Dreesen's products. The Company also maintains an office at 445 Park Avenue in New York City.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash deposits and highly liquid investments with original maturities of three months or less.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Income (Loss) Per Share

Basic and diluted income (loss) per share equals net income (loss) divided by weighted average shares outstanding during the period. Diluted income (loss) per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no common stock equivalents during the period ended March 31, 2006.

New Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position or the Company's cash flow

Note 2. CONVERTIBLE NOTES PAYABLE

On December 15, 2005 the Company circulated a Private Placement Memorandum ("PPM") offering convertible notes on the following terms: each note would have a 2 year term, a 10% interest rate payable in either cash or shares and a conversion rate of $ 0.35 per share, and each investor would be issued upon subscription, as an inducement to participate in the offering, a number of shares of Common Stock equal to 20% of his or her investment. The original PPM offered up to $500,000 in notes. Actual subscriptions received and accepted were for $960,000. If all $960,000 of notes are converted at maturity, then including interest and the additional shares issued upon subscription, 3,840,025, shares will be issued.

Such additional shares of common stock issued to the investors upon their subscription for convertible notes amounted to 548,584 shares. The relative fair value of these shares is $160,003 and was recorded as a debt discount and as additional paid in capital. The debt discount is being amortized over the term of the notes payable using the effective interest method. During the period from September 26, 2005 (inception) to March 31, 2006 a total of $17,032 was amortized and recorded as interest expense.

Note 3. LEASE AND OTHER COMMITMENTS

The Company is subject to two real estate leases: one at 33 Newtown Lane and the other at 445 Park Avenue. The Company's offices at 33 Newtown Lane are under lease through November 30, 2007 with a monthly rent of $1,400. The Company's offices at 445 Park Avenue are under lease through October 31, 2006 with a monthly rent of $7,960. The Company does not lease any equipment and is not subject to any employment contracts.

Future minimum payments under operating leases as of March 31, 2006 are as follows:

              ---------------------------------------------------
              Fiscal Year                  Minimum Lease Payments
              ---------------------------------------------------
              2007                         $72,500
              ---------------------------------------------------
              2008                         $11,200
              ---------------------------------------------------

Note 4. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2006, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $363,000 at March 31, 2006, and will expire in the year 2026.

At March 31, 2006, deferred tax assets consisted of the following:

                   Deferred tax assets            $ 127,216
                   Less: valuation allowance       (127,216)
                                                  ---------

                   Net deferred tax asset         $      --
                                                  =========

Note 5. SUBSEQUENT EVENTS

On April 4, 2006 the Company issued 600,000 shares and options to purchase a total of 1,250,000 shares of common stock to two employees, two directors and selected consultants.

The options on the shares vest according to set schedules. Of the 1,250,000 options issued, 375,000 options vested immediately upon grant. These options are exercisable at a strike price of $0.25 per share and expire on March 31, 2011.

Of the 1,250,000 options issued, 400,000 options vest quarterly over 2 years with the initial traunch vesting on April 4, 2006; and 350,000 options vest on December 31, 2007. These options are exercisable at a strike price of $0.25 per share and expire on March 31, 2011.

Of the 1,250,000 options issued, 50,000 options vest quarterly over 1 year with the initial traunch vesting on April 4, 2006; and 75,000 options vest quarterly over 1 year with the initial traunch vesting on June 30, 2006. These options are exercisable at a strike price of $0.35 per share and expire on March 31, 2011.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

      Pursuant to Article Sixth of our Amended and Restated Certificate of Incorporation, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 25. Other Expenses Of Issuance And Distribution

      Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

                  SEC Registration Fee                $   100
                  Legal Fees and Expenses             $15,000
                  Accountants' Fees and Expenses      $14,000
                  Miscellaneous Expenses              $   900

                  Total                               $30,000

Item 26. Recent Sales Of Unregistered Securities

      We were initially capitalized with $75,000 contributed by the Company's founders.

      We sold an aggregate of $960,000 principal amount of the December Notes in closings which we held from time to time between December 2005 and March 2006. The December Notes have a face amount equal to the amount of the subscriber's investment accepted by the Company, bear interest at a rate of ten percent (10%) per annum, compounded annually, and are payable on December 31, 2007. The principal of and interest accrued on each December Note will be convertible at the option of the holder into shares of the Company's Common Stock at any time prior to payment of the December Note at a price of thirty-five cents ($.35) per share of Common Stock, subject to adjustment upon certain events. For participating in the offering of the December Notes, for no additional consideration, each investor received at closing, a number of shares of the Company's Common Stock equal to twenty percent (20%) of the face amount of his December Note divided by thirty-five cents ($0.35). By way of example, if an investor acquired a December Note in the principal face amount of $50,000, he received 28,571 shares ($10,000 divided by $0.35) of the Company's Common Stock.

      We did not pay any selling commissions in connection with this offering.

      Upon our inception in September 2005, each of Richard M. Cohen (our Chief Executive Officer), Brad C. Burde (our Secretary and Treasurer) and The Barter Family Trust (whose controlling person is Scott Barter) subscribed for 1,000,000 shares of our Common Stock for $0.025 per share. We issued an aggregate of

3,000,000 shares of Common Stock to such parties in September 2006 and received the aggregate subscription price of $75,000. Of Mr. Burde's 1,000,000 shares, 800,000 shares are held by him and 200,000 shares are held by Burde Associates LLC, of which Mr. Burde is the controlling person.

      In September 2005, we issued 350,000 shares of our Common Stock to Mr. Jay Barry Richman in consideration for his providing to us an indefinite amount of then current and future services relating to marketing and operations. With respect to the services described in this and the immediately following paragraphs, the parties contemplated that future services were services requested by us on an as-needed basis, to be provided within the twelve-month period following the applicable grant of shares.

      In September 2005, we issued 250,000 shares of our Common Stock to Mr. Alan Gaines in consideration for his providing to us an indefinite amount of then current and future services relating to business strategy.

      In September 2005, we issued 100,000 shares of our Common Stock to Eaton & Van Winkle LLP in consideration for its providing to us an indefinite amount of then current and future legal services.


      On April 4, 2006, we issued an aggregate of 600,000 shares of our Common Stock to six individuals in consideration for the following (John Baring-250,000 shares for his agreement to serve as our Chairman; Vincent J. McGill-125,000 shares for his agreement to serve on our Board of Directors; Don Cunningham-50,000 shares for his providing to us an indefinite amount of then current and future services relating to sales and marketing; Wayne Brannan-100,000 shares for his providing to us an indefinite amount of then current and future financial consulting services; John Vincenzo-50,000 shares for his providing to us an indefinite amount of then current and future information technology consulting services; and Sean Driscoll-25,000 shares for his providing to us an indefinite amount of then current and future test market consulting services).

      On April 4, 2006, we granted stock options to purchase an aggregate of 1,250,000 shares of our Common Stock to seven individuals (Jay Barry Richman-750,000 options, John Baring-250,000 options, Vincent J. McGill-125,000 options, Don Cunningham-50,000 options, Sean Driscoll-25,000 options, Lynn Blumenfeld-25,000 options, and Jill Fleming-25,000 options). Each of the stock options expires as of March 31, 2011. The stock options held by Messrs. Richman, Baring and McGill are exercisable at $0.25 per share and the stock options held by Cunningham, Driscoll, Blumenfeld and Fleming are exercisable at $0.35 per share. Mr. Baring's and Mr. McGill's options vested in full upon grant. Mr. Richman's options vested as to 50,000 shares upon grant and will vest as to 50,000 shares as of the end of each quarter, starting June 30, 2006 and ending December 31, 2007, and as to 350,000 additional shares at December 31, 2007. With respect to the stock options granted to each of Don Cunningham, Sean Driscoll, Lynn Blumenfeld and Jill Fleming , 25% of the shares underlying the options vested as of the date of grant and 25% of the shares will vest on each of June 30, 2006, September 30, 2006 and December 31, 2006.

      On June 30, 2006, we issued 86,400 shares of Common Stock to each of Brad Burde, Richard Cohen and R. Scott Barter as a result of his conversion, at $0.25 per share, of accrued compensation owed to him by the Company.


      We believe that all of the issuances of our securities described above in this item were exempt from registration under Section 4(2) of the Securities Act.

Item 27. Exhibits

Exhibit Nos.
------------

1.1(2) Form of Placement Agency Agreement between the Registrant and Public Securities, Inc.


3.1(1)        Amended and Restated Certificate of Incorporation

3.2(1)        By-laws

4.1(1)        Form of 10% Convertible Promissory Note.

4.2(1)        Form of Placement Agent Warrant, exercisable at $0.35 per share.


5.1(2)        Opinion of Eaton & Van Winkle LLP.


10.1(1) License Agreement, dated November 21, 2005, between the Registrant and Dreeson's Enterprises, Inc.

10.2(1) Form of Stock Option Agreement between the Registrant and Jay Barry Richman.

10.3(1)       Form of Stock Option Agreement between Registrant and John Baring.

10.4(1)       Form of Stock Option Agreement between Registrant and Vincent J.
              McGill.

10.5(1)       2006 Stock Incentive Plan.


10.6* Form of Agreement, dated June 30, 2006, entered into between the Registrant and each of R. Scott Barter, Richard M. Cohen and Brad C. Burde, respectively, relating to conversion of accrued salary into shares.

10.7*         Operating Agreement relating to the KSV joint venture.

23.1(2) Consent of Counsel (contained in the opinion annexed as Exhibit 5.1).


23.2*         Consent of Malone & Bailey, PC.


99.1* Subscription Agreement relating to the December 2005 Private Placement of Notes.

Numbers with (*) were filed with the version of the registrant's second amended registration statement on Form SB-2/A filed on September 8, 2006.

      (1) Incorporated by reference herein to the registrant's registration statement on Form SB-2 filed on June 30, 2006.
      (2) Incorporated by reference herein to the registrant's first amended registration statement on Form SB-2/A filed on August 18, 2006.


Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on September 8, 2006.


                      NEWTOWN LANE MARKETING, INCORPORATED


                            By: /s/ Richard M. Cohen
                            --------------------------
                                Richard M. Cohen,
                             Chief Executive Officer

In accordance with the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


     Signature                   Capacities                    Date


/s/ Richard M. Cohen        Chief Executive Officer      September 8, 2006
---------------------       and Director (principal
Richard M. Cohen            executive, financial and
                            accounting officer)


/s/ Vincent J. McGill       Director                     September 8, 2006
---------------------
Vincent J. McGill